EXHIBIT 99.1

NEWS RELEASE

Range Announces Fourth Quarter 2021 Results, 2022 Guidance, Reinstatement of Dividend and

Authorization of $500 Million Share Repurchase Program

FORT WORTH, TEXAS, FEBRUARY 22, 2022…RANGE RESOURCES CORPORATION (NYSE: RRC) today announced its fourth quarter 2021 financial results and plans for 2022.

Fourth Quarter and Full-Year 2021 Highlights –

•
Reduced net debt in 2021 by $379 million compared to year-end 2020
•
All-in 2021 capital spending was $414 million, approximately $11 million less than original budget
•
2021 daily production averaged 2.13 Bcfe per day
•
2021 NGL realizations averaged a premium of $1.18 per barrel above Mont Belvieu, a Company record
•
2021 Direct Operating Expense averaged less than $0.10 per mcfe, a Company record
•
Realized maximum payout of $29.5 million from contingent derivative based on 2021 commodity prices
•
PV10 of year-end proved reserves of $12.7 billion, or approximately $40 per share net of debt, assuming NYMEX strip prices at year-end 2021

2022 Guidance and Return of Capital Highlights –

•
Annual cash dividend of $0.32 per share ($0.08 quarterly), or an approximate 1.5% dividend yield based on recent share price, expected to begin in second half 2022
•
Authorization of $500 million share repurchase program, or approximately 10% of outstanding shares based on recent market capitalization, effective immediately
•
2022 capital budget of $460 to $480 million maintains production at 2.12 to 2.16 Bcfe per day, or approximately $0.60 per mcfe, best in Appalachia
•
2022 well costs expected to average $625 per lateral foot or less, lowest in Appalachia
•
Free cash flow forecasted to exceed $1 billion in 2022 based on recent strip pricing
•
Leverage, defined as Net-Debt-to-EBITDAX, forecasted at approximately 1.0x at year-end 2022 based on recent strip pricing

Commenting on the results and 2022 plans, Jeff Ventura, the Company’s CEO said, “During 2021, Range generated significant free cash flow, reduced debt, refinanced near-term maturities, lowered well costs, expanded cash margins and delivered our operational plan safely and for less than budgeted. These results reflect the organization’s continuing focus on capital discipline and further strengthening our financial position as we develop the most prolific natural gas and NGL play in North America. In 2022, we expect to build upon these achievements, generating over $1 billion of free cash flow at recent strip pricing. Range’s improved financial positioning supports our plan to reinstate our dividend program with a yield that is competitive with the broader market, in addition to authorizing a share repurchase program. Given that our equity is currently valued at approximately one-half of proved reserve value, which excludes any value attributable to multiple decades of core inventory, we believe that share repurchases provide an excellent opportunity to create significant, long-term shareholder value. We look forward to the year ahead, as we generate significant free cash flow, further strengthen our balance sheet, return capital to shareholders and maintain our leadership position on environmental efforts.”

Reinstatement of Cash Dividend

Range’s Board of Directors has approved the reinstatement of the Company’s regular quarterly cash dividend, with payments expected to start in the second half of 2022, at an anticipated annual dividend rate of $0.32 per share of the Company’s common stock ($0.08 per quarter). Details regarding the record and payment dates for quarterly dividends will be announced as each quarterly dividend is formally declared by the Board.

Authorization of $500 Million Share Repurchase Program

Range’s Board of Directors approved an expansion of the Company’s share repurchase program with $500 million available and effective immediately. This repurchase program, which is equivalent to approximately 10% of Range’s market capitalization, is expected to be funded with free cash flow generation.

As deemed appropriate by Range management, Range may repurchase shares in the open market from time to time, or in privately negotiated transactions, in compliance with SEC rules and federal securities laws. The authorization under the program does not have a stated expiration date. The repurchase program does not obligate Range to acquire any particular amount of common stock and, in Range’s discretion, it may be modified or discontinued at any time.

Financial Discussion

Except for generally accepted accounting principles (“GAAP”) reported amounts, specific expense categories exclude non-cash impairments, unrealized mark-to-market adjustment on derivatives, non-cash stock compensation and other items shown separately on the attached tables. “Unit costs” as used in this release are composed of direct operating, transportation, gathering, processing and compression, production and ad valorem taxes, general and administrative, interest and depletion, depreciation and amortization costs divided by production. See “Non-GAAP Financial Measures” for a definition of each of the non-GAAP financial measures and the tables that reconcile each of the non-GAAP measures to their most directly comparable GAAP financial measure.

Capital Expenditures

Fourth quarter 2021 drilling and completions expenditures were $83.7 million and $8.6 million was invested in acreage and gathering facilities. Total 2021 capital expenditures were $414 million, including $388 million on drilling and completion, and a combined $26 million on acreage, gas gathering systems and other investments.

Financial Position

In 2021, Range reduced net debt by $379 million. As of December 31, 2021, Range had total debt outstanding of $2.95 billion and $214 million of cash on hand. This was the Company’s fourth consecutive year of debt reduction. Range had zero borrowings under its credit facility as of year-end 2021, providing liquidity in excess of $2 billion.

In fourth quarter 2021, Range realized a total of $29.5 million in contingent derivative settlement gains related to the North Louisiana divestiture. This represents the maximum amount that Range could receive pertaining to 2021 commodity prices, and Range expects to receive the cash proceeds in the first half of 2022. Range has the potential to receive an additional $45.5 million in contingent payments based on natural gas, NGL and oil prices in 2022 and 2023. At year-end 2021, the fair value of these remaining contingent payments was approximately $26.6 million.

In January 2022, Range issued $500 million aggregate principal amount of 4.75% senior notes due 2030 and used proceeds and cash on hand to redeem all outstanding 9.25% senior notes due 2026. As a result, Range’s interest expense is expected to improve by 25% year-over-year in 2022 to an approximate $0.21 per mcfe annual midpoint average.

Fourth Quarter 2021 Results

GAAP revenues for fourth quarter 2021 totaled $1.57 billion, GAAP net cash provided from operating activities (including changes in working capital) was $318 million, and GAAP net income was $891 million ($3.47 per diluted share). Fourth quarter earnings results include a $310 million mark-to-market derivative gain due to decreases in commodity prices.

Non-GAAP revenues for fourth quarter 2021 totaled $976 million, and cash flow from operations before changes in working capital, a non-GAAP measure, was $424 million. Adjusted net income comparable to analysts’ estimates, a non-GAAP measure, was $242 million ($0.96 per diluted share) in fourth quarter 2021.

The following table details Range’s fourth quarter 2021 unit costs per mcfe(a):

Expenses	4Q 2021 (per mcfe)	3Q 2021 (per mcfe)	Increase (Decrease)

Direct operating	$ 0.09	$ 0.10	(10%)
Transportation, gathering, processing and compression	1.59	1.51	5%
Production and ad valorem taxes	0.05	0.04	25%
General and administrative(a)	0.15	0.16	(6%)
Interest expense(a)	0.27	0.28	(4%)
Total cash unit costs(b)	2.14	2.08	3%
Depletion, depreciation and amortization (DD&A)	0.46	0.47	(2%)
Total unit costs plus DD&A(b)	$ 2.59	$ 2.56	1%

(a)
Excludes stock-based compensation, legal settlements and amortization of deferred financing costs.
(b)
May not add due to rounding.

The following table details Range’s average production and realized pricing for fourth quarter 2021:

	4Q21 Production & Realized Pricing
	Natural Gas (Mcf)	Oil (Bbl)	NGLs (Bbl)	Natural Gas Equivalent (Mcfe)

Net production per day	1,533,609	8,674	102,126	2,198,413

Average NYMEX price	$ 5.82	$ 77.02	$ 36.44
Differential, including basis hedging	(0.44)	(6.95)	(0.18)
Realized prices before NYMEX hedges	5.38	70.07	36.26	$ 5.71
Settled NYMEX hedges	(2.11)	(17.51)	(1.48)	(1.61)
Average realized prices after hedges	$ 3.27	$ 52.56	$ 34.77	$ 4.10

Fourth quarter 2021 natural gas, NGLs and oil price realizations (including the impact of cash-settled hedges and derivative settlements) averaged $4.10 per mcfe.

•
The average natural gas price, including the impact of basis hedging, was $5.38 per mcf, or a ($0.44) per mcf differential to NYMEX. This represents the highest quarterly pre-hedge natural gas realization since 2014. In addition, Range realized a contingent derivative settlement gain of $20 million related to natural gas prices in 2021.

•
Crude oil and condensate price realizations, before realized hedges, averaged $70.07 per barrel, or $6.95 below WTI (West Texas Intermediate). This represents the highest quarterly pre-hedge condensate realization since 2014. In addition, Range realized a contingent derivative settlement gain of $3.5 million related to WTI prices in 2021.

•
Pre-hedge NGL realizations were $36.26 per barrel, an improvement of $2.21 per barrel versus the third quarter of 2021 and approximately 47% of WTI. This represents the highest quarterly pre-hedge NGL realization since 2013. In addition, Range realized a contingent derivative settlement gain of $6 million related to NGL prices in 2021.

2021 Proved Reserves

Summary of Changes in Proved Reserves
(in Bcfe)

Balance at December 31, 2020	17,203

Extensions, discoveries and additions	1,603
Performance revisions	134
Locations re-entered to development plan	913
Reclassification of PUD to unproved under SEC 5-year rule	(1,323)
Price revisions	23
Production	(778)

Balance at December 31, 2021	17,775

As shown in the table below, the present value (PV10) of reserves under SEC methodology was $14.9 billion at December 31, 2021. For comparison, the PV10 using year-end 2021 NYMEX strip average prices of $3.27 per Mmbtu for natural gas and $60.76 per barrel of oil would have been $12.7 billion, assuming the same proven reserve volumes.

	2021 SEC Reserve Pricing(a)	Year-End 2021 Strip Price(b)

Natural Gas Price ($/Mmbtu)	$3.60	$3.27
WTI Oil Price ($/Bbl)	$66.34	$60.76

Proved Reserves PV10 ($ billions)	$14.9	$12.7

(a)
Average realized prices for estimating year-end 2021 reserves and PV10 were $3.30 per mcf, $59.35 per barrel of crude oil and $28.41 per barrel of NGLs. Updated from prior press release.
(b)
Average realized prices for calculating PV10, based on year-end strip pricing, were $3.09 per mcf, $53.40 per barrel of crude oil and $25.63 per barrel of NGLs. Updated from prior press release.

Year-end 2021 reserves included 7.4 Tcfe of proved undeveloped reserves from 360 wells planned to be developed within the next five years with an expected development cost of $0.29 per mcfe. Beyond the five-year reserve calculation window, Range has thousands of high-quality wells in the Marcellus, Utica and Upper Devonian horizons.

2022 Capital Program and Guidance

Range’s 2022 all-in capital budget is expected to be $460 to $480 million. The capital budget includes approximately $425 to $445 million for drilling and recompletions, and $35 million for leasehold and other investments. The Company expects to turn to sales 54 Marcellus wells in southwest Pennsylvania and nine Marcellus wells in northeast Pennsylvania, which offer compelling returns at strip pricing, as the Company utilizes existing infrastructure. The longest laterals in Range’s 2022 program are in the liquids-rich acreage, with 56% of the lateral feet turned to sales expected in the liquids window.

The table below summarizes expected 2022 activity and 2021 regarding the number of wells to sales in each area.

	Planned Wells TIL in 2022	Wells TIL in 2021

SW PA Super-Rich	7	17
SW PA Wet	21	20
SW PA Dry	26	31
NE PA Dry	9	―
Total Appalachia	63	68

In 2021, Range turned to sales 68 wells across its southwest Pennsylvania acreage. This exceeded prior guidance of 60 TILs in 2021, which is the result of efficiency gains that allowed eight wells to be pulled into late December 2021 that were originally planned for early 2022.

The development plan for 2022 is consistent with 2021 as Range is targeting a maintenance program, holding 2021 production approximately flat with annual average production of 2,120 – 2,160 Mmcfe per day. Range’s production guidance incorporates planned third-party downstream maintenance that affects Range’s first half 2022 production by approximately 40 Mmcfe per day and weather-related downtime in February that affected first quarter 2022 by approximately 35 Mmcfe per day. Despite these transient delays, Range is expecting to deliver maintenance production at a capital cost of approximately $0.60 per mcfe, which is expected to be the most efficient program in Appalachia.

Based on recent strip pricing, Range expects pre-hedge NGL price realizations to increase by approximately $5 per barrel in 2022 versus the 2021 average, resulting in an increase of approximately $180 million in annual pre-hedge revenue. As previously disclosed, these higher realized NGL prices will result in slightly higher processing costs, as Range’s processing costs are based on the price received. Net of price-linked processing costs, the increase in forecasted NGL prices is expected to add approximately $140 million in cash flow versus 2021, demonstrating continued strong margin expansion with rising NGL prices. Additionally, in 2022, Range’s gathering costs are expected to improve by approximately $25 million versus 2021, driven by contractual declines in Range’s gathering fees, while contracted gathering capacity remains the same. The decline in gathering costs largely offsets the aforementioned increase in processing costs, such that Range’s 2022 GP&T expense guidance of $1.52 to $1.56 per mcfe is approximately in-line with 2021 GP&T expense per mcfe, despite higher NGL prices. Range expects an additional $25 million in gathering expense savings in 2023 and annual savings of more than $100 million by 2030 when compared to 2021 levels.

Guidance – 2022

Capital & Production Guidance

Range is targeting a maintenance program in 2022, holding production approximately flat at 2.12 – 2.16 Bcfe per day, with ~30% attributed to liquids production. Range’s 2022 all-in capital budget is $460 million - $480 million.

Full Year 2022 Expense Guidance

Direct operating expense:	$0.09 ― $0.11 per mcfe
Transportation, gathering, processing and compression expense:	$1.52 ― $1.56 per mcfe
Production tax expense:	$0.03 ― $0.05 per mcfe
Exploration expense:	$22 ― $28 million
G&A expense:	$0.15 ― $0.17 per mcfe
Interest expense:	$0.20 ― $0.22 per mcfe
DD&A expense:	$0.46 ― $0.50 per mcfe
Net brokered gas marketing expense:	$8 ― $14 million

Full Year 2022 Price Guidance

Based on recent market indications, Range expects to average the following price differentials for its production in 2022.

Natural Gas:(1)	NYMEX minus $0.35 to $0.45
Natural Gas Liquids (including ethane):(2)	Mont Belvieu plus $0.00 to $2.00 per barrel
Oil/Condensate:	WTI minus $6.00 to $8.00

(1) Including basis hedging

(2) Weighting based on 53% ethane, 27% propane, 7% normal butane, 4% iso-butane and 9% natural gasoline.

Hedging Status

Range hedges portions of its expected future production volumes to increase the predictability of cash flow and to help maintain a strong, flexible financial position. In aggregate, Range has approximately 50% of its expected 2022 net revenue hedged. Please see the detailed hedging schedule posted on the Range website under Investor Relations - Financial Information.

Range has also hedged Marcellus and other basis differentials for natural gas and NGL exports to limit volatility between benchmarks and regional prices. The combined fair value of the natural gas basis, NGL freight and spread hedges as of December 31, 2021 was a net gain of $16.2 million.

Conference Call Information

A conference call to review the financial results is scheduled on Wednesday, February 23 at 9:00 a.m. ET. To participate in the call, please dial (877) 928-8777 and provide conference code 7986479 about 10 minutes prior to the scheduled start time.

A simultaneous webcast of the call may be accessed at www.rangeresources.com. The webcast will be archived for replay on the Company's website until March 22.

Non-GAAP Financial Measures

Adjusted net income comparable to analysts’ estimates as set forth in this release represents income or loss from operations before income taxes adjusted for certain non-cash items (detailed in the accompanying table) less income taxes. We believe adjusted net income comparable to analysts’ estimates is calculated on the same basis as analysts’ estimates and that many investors use this published research in making investment decisions and evaluating operational trends of the Company and its performance relative to other oil and gas producing companies. Diluted earnings per share (adjusted) as set forth in this release represents adjusted net income comparable to analysts’ estimates on a diluted per share basis. A table is included which reconciles income or loss from operations to adjusted net income comparable to analysts’ estimates and diluted earnings per share (adjusted). On its website, the Company provides additional comparative information on prior periods along with non-GAAP revenue disclosures.

Cash flow from operations before changes in working capital (sometimes referred to as “adjusted cash flow”) as defined in this release represents net cash provided by operations before changes in working capital and exploration expense adjusted for certain non-cash compensation items. Cash flow from operations before changes in working capital is widely accepted by the investment community as a financial indicator of an oil and gas company’s ability to generate cash to internally fund exploration and development activities and to service debt. Cash flow from operations before changes in working capital is also useful because it is widely used by professional research analysts in valuing, comparing, rating and providing investment recommendations of companies in the oil and gas exploration and production industry. In turn, many investors use this published research in making investment decisions. Cash flow from operations before changes in working capital is not a measure of financial performance under GAAP and should not be considered as an alternative to cash flows from operations, investing, or financing activities as an indicator of cash flows, or as a measure of liquidity. A table is included which reconciles net cash provided by operations to cash flow from operations before changes in working capital as used in this release. On its website, the Company provides additional comparative information on prior periods for cash flow, cash margins and non-GAAP earnings as used in this release.

The cash prices realized for oil and natural gas production, including the amounts realized on cash-settled derivatives and net of transportation, gathering, processing and compression expense, is a critical component in the Company’s performance tracked by investors and professional research analysts in valuing, comparing, rating and providing investment recommendations and forecasts of companies in the oil and gas exploration and production industry. In turn, many investors use this published research in making investment decisions. Due to the GAAP disclosures of various derivative transactions and third-party transportation, gathering, processing and compression expense, such information is now reported in various lines of the income statement. The Company believes that it is important to furnish a table reflecting the details of the various components of each income statement line to better inform the reader of the details of each amount and provide a summary of the realized cash-settled amounts and third-party transportation, gathering, processing and compression expense, which were historically reported as natural gas, NGLs and oil sales. This information is intended to bridge the gap between various readers’ understanding and fully disclose the information needed.

The Company discloses in this release the detailed components of many of the single line items shown in the GAAP financial statements included in the Company’s Annual Report on Form 10-K. The Company believes that it is important to furnish this detail of the various components comprising each line of the Statements of Operations to better inform the reader of the details of each amount, the changes between periods and the effect on its financial results.

We believe that the presentation of PV10 is relevant and useful to our investors as supplemental disclosure to the standardized measure, or after-tax amount, because it presents the discounted future net cash flows attributable to our proved reserves before taking into account future corporate income taxes and our current tax structure. While the standardized measure is dependent on the unique tax situation of each company, PV10 is based on prices and discount factors that are consistent for all companies. Because of this, PV10 can be used within the industry and by creditors and security analysts to evaluate estimated net cash flows from proved reserves on a more comparable basis.

RANGE RESOURCES CORPORATION (NYSE: RRC) is a leading U.S. independent natural gas and NGL producer with operations focused on stacked-pay projects in the Appalachian Basin. The Company is headquartered in Fort Worth, Texas. More information about Range can be found at www.rangeresources.com.

Included within this release are certain “forward-looking statements” within the meaning of the federal securities laws, including the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, that are not limited to historical facts, but reflect Range’s current beliefs, expectations or intentions regarding future events. Words such as “may,” “will,” “could,” “should,” “expect,” “plan,” “project,” “intend,” “anticipate,” “believe,” “outlook”, “estimate,” “predict,” “potential,” “pursue,” “target,” “continue,” and similar expressions are intended to identify such forward-looking statements.

All statements, except for statements of historical fact, made within regarding activities, events or developments the Company expects, believes or anticipates will or may occur in the future, such as those regarding future well costs, expected asset sales, well productivity, future liquidity and financial resilience, anticipated exports and related financial impact, NGL market supply and demand, improving commodity fundamentals and pricing, future capital efficiencies, future shareholder value, emerging plays, capital spending, anticipated drilling and completion activity, acreage prospectivity, expected pipeline utilization and future guidance information, are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements are based on assumptions and estimates that management believes are reasonable based on currently available information; however, management's assumptions and Range's future performance are subject to a wide range of business risks and uncertainties and there is no assurance that these goals and projections can or will be met. Any number of factors could cause actual results to differ materially from those in the forward-looking statements. Further information on risks and uncertainties is available in Range's filings with the Securities and Exchange Commission (SEC), including its most recent Annual Report on Form 10-K. Unless required by law, Range undertakes no obligation to publicly update or revise any forward-looking statements to reflect circumstances or events after the date they are made.

The SEC permits oil and gas companies, in filings made with the SEC, to disclose proved reserves, which are estimates that geological and engineering data demonstrate with reasonable certainty to be recoverable in future years from known reservoirs under existing economic and operating conditions as well as the option to disclose probable and possible reserves. Range has elected not to disclose its probable and possible reserves in its filings with the SEC. Range uses certain broader terms such as "resource potential,” “unrisked resource potential,” "unproved resource potential" or "upside" or other descriptions of volumes of resources potentially recoverable through additional drilling or recovery techniques that may include probable and possible reserves as defined by the SEC's guidelines. Range has not attempted to distinguish probable and possible reserves from these broader classifications. The SEC’s rules prohibit us from including in filings with the SEC these broader classifications of reserves. These estimates are by their nature more speculative than estimates of proved, probable and possible reserves and accordingly are subject to substantially greater risk of actually being realized. Unproved resource potential refers to Range's internal estimates of hydrocarbon quantities that may be potentially discovered through exploratory drilling or recovered with additional drilling or recovery techniques and have not been reviewed by independent engineers. Unproved resource potential does not constitute reserves within the meaning of the Society of Petroleum Engineer's Petroleum Resource Management System and does not include proved reserves. Area wide unproven resource potential has not been fully risked by Range's management. “EUR”, or estimated ultimate recovery, refers to our management’s estimates of hydrocarbon quantities that may be recovered from a well completed as a producer in the area. These quantities may not necessarily constitute or represent reserves within the meaning of the Society of Petroleum Engineer’s Petroleum Resource Management System or the SEC’s oil and natural gas disclosure rules. Actual quantities that may be recovered from Range's interests could differ substantially. Factors affecting ultimate recovery include the scope of Range's drilling program, which will be directly affected by the availability of capital, drilling and production costs, commodity prices, availability of drilling services and equipment, drilling results, lease expirations, transportation constraints, regulatory approvals, field spacing rules, recoveries of gas in place, length of horizontal laterals, actual drilling results, including geological and mechanical factors affecting recovery rates and other factors. Estimates of resource potential may change significantly as development of our resource plays provides additional data.

In addition, our production forecasts and expectations for future periods are dependent upon many assumptions, including estimates of production decline rates from existing wells and the undertaking and outcome of future drilling activity, which may be affected by significant commodity price declines or drilling cost increases. Investors are urged to consider closely the disclosure in our most recent Annual Report on Form 10-K, available from our website at www.rangeresources.com or by written request to 100 Throckmorton Street, Suite 1200, Fort Worth, Texas 76102. You can also obtain this Form 10-K on the SEC’s website at www.sec.gov or by calling the SEC at 1-800-SEC-0330.

SOURCE: Range Resources Corporation

Range Investor Contacts:

Laith Sando, Vice President – Investor Relations

817-869-4267

lsando@rangeresources.com

Range Media Contacts:

Mark Windle, Director of Corporate Communications
724-873-3223
mwindle@rangeresources.com

RANGE RESOURCES CORPORATION

STATEMENTS OF OPERATIONS
Based on GAAP reported earnings with additional
details of items included in each line in Form 10-K
(Unaudited, in thousands, except per share data)
	Three Months Ended December 31,			Twelve Months Ended December 31,
	2021	2020	%	2021	2020	%
Revenues and other income:
Natural gas, NGLs and oil sales (a)	$1,140,520	$444,806		$3,215,027	$1,607,713
Derivative fair value income (loss)	309,566	85,529		(650,216)	187,711
Brokered natural gas, marketing and other (b)	116,692	67,771		364,029	171,622
ARO settlement loss (b)	—	(4)		(3)	(22)
Other (b)	52	784		1,386	1,673
Total revenues and other income	1,566,830	598,886	162%	2,930,223	1,968,697	49%

Costs and expenses:
Direct operating	17,310	15,945		73,977	91,079
Direct operating – stock-based compensation (c)	324	268		1,310	1,078
Transportation, gathering, processing and compression	320,785	256,742		1,174,469	1,088,490
Production and ad valorem taxes	9,138	3,935		29,317	24,617
Brokered natural gas and marketing	119,656	69,053		365,494	186,900
Brokered natural gas and marketing – stock-based compensation (c)	455	511		1,794	1,416
Exploration	6,717	9,076		22,048	31,375
Exploration – non-cash stock-based compensation (c)	391	388		1,507	1,279
Abandonment and impairment of unproved properties	—	2,730		7,206	19,334
General and administrative	30,708	31,307		121,008	123,859
General and administrative – stock-based compensation (c)	11,041	8,834		39,673	32,905
General and administrative – lawsuit settlements	510	579		8,885	2,251
General and administrative – bad debt expense	200	—		200	400
Exit and termination costs	12,104	13,739		21,661	545,244
Exit and termination costs – stock-based compensation (c)	—	145		—	2,165
Deferred compensation plan (d)	(21,200)	2,254		68,351	12,541
Interest expense	54,004	46,389		218,043	184,201
Interest expense – amortization of deferred financing costs (e)	2,358	2,137		9,293	8,466
Gain on early extinguishment of debt	—	25		98	(14,068)
Depletion, depreciation and amortization	92,427	90,551		364,555	394,330
Impairment of proved property	—	—		—	78,955
Loss (gain) on sale of assets	23	1,652		(701)	(110,791)
Total costs and expenses	656,951	556,260	18%	2,528,188	2,706,026	-7%

Income (loss) before income taxes	909,879	42,626	2035%	402,035	(737,329)	155%

Income tax expense (benefit):
Current	763	(157)		7,984	(523)
Deferred	17,750	4,382		(17,727)	(25,029)
	18,513	4,225		(9,743)	(25,552)

Net income (loss)	$891,366	$38,401	2221%	$411,778	$(711,777)	158%

Net Income (Loss) Per Common Share:
Basic	$3.57	$0.16		$1.65	$(2.95)
Diluted	$3.47	$0.15		$1.61	$(2.95)

Weighted average common shares outstanding, as reported:
Basic	243,369	240,174	1%	242,862	241,373	1%
Diluted	250,441	246,286	2%	249,314	241,373	3%

(a) See separate natural gas, NGLs and oil sales information table.

(b) Included in Brokered natural gas, marketing and other revenues in the 10-K.

(c) Costs associated with stock compensation and restricted stock amortization, which have been reflected in the categories associated with the direct personnel costs, which are combined with the cash costs in the 10-K.

(d) Reflects the change in market value of the vested Company stock held in the deferred compensation plan.

(e) Included in interest expense in the 10-K.

RANGE RESOURCES CORPORATION

BALANCE SHEETS
(In thousands)	December 31,	December 31,
	2021	2020
	(Audited)	(Audited)
Assets
Current assets	$730,927	$266,508
Derivative assets	44,339	40,012
Natural gas and oil properties, successful efforts method	5,754,656	5,686,809
Transportation and field assets	3,494	4,161
Operating lease right-of-use assets	40,832	63,581
Other	86,259	75,865
	$6,660,507	$6,136,936

Liabilities and Stockholders’ Equity
Current liabilities	$984,388	$673,445
Asset retirement obligations	5,310	6,689
Derivative liabilities	162,767	26,707

Bank debt	—	693,123
Senior notes	2,707,770	2,329,745
Senior subordinated notes	—	17,384
Total debt	2,707,770	3,040,252

Deferred tax liability	117,642	135,267
Derivative liabilities	8,216	9,746
Deferred compensation liability	137,102	81,481
Operating lease liabilities	24,861	43,155
Asset retirement obligations and other liabilities	101,509	91,157
Divestiture contract obligation	325,279	391,502

Common stock and retained earnings	2,115,820	1,668,146
Other comprehensive loss	(150)	(479)
Common stock held in treasury stock	(30,007)	(30,132)
Total stockholders’ equity	2,085,663	1,637,535
	$6,660,507	$6,136,936

RANGE RESOURCES CORPORATION

RECONCILIATION OF TOTAL REVENUES AND OTHER INCOME TO TOTAL REVENUE EXCLUDING CERTAIN ITEMS, a non-GAAP measure
(Unaudited, in thousands)
	Three Months Ended December 31,			Twelve Months Ended December 31,
	2021	2020	%	2021	2020	%

Total revenues and other income, as reported	$1,566,830	$598,886	162%	$2,930,223	$1,968,697	49%
Adjustment for certain special items:
Total change in fair value related to derivatives prior to settlement (gain) loss	(590,414)	(68,143)		130,203	134,918
ARO settlement loss	—	4		3	22
Total revenues, as adjusted, non-GAAP	$976,416	$530,747	84%	$3,060,429	$2,103,637	46%

RANGE RESOURCES CORPORATION

CASH FLOWS FROM OPERATING ACTIVITIES
(Unaudited in thousands)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2021	2020	2021	2020

Net income (loss)	$891,366	$38,401	$411,778	$(711,777)
Adjustments to reconcile net cash provided from continuing operations:
Deferred income tax expense (benefit)	17,750	4,382	(17,727)	(25,029)
Depletion, depreciation, amortization and impairment	92,427	90,551	364,555	473,285
Exploration dry hole and impairment costs	—	888	—	888
Abandonment and impairment of unproved properties	—	2,730	7,206	19,334
Derivative fair value (income) loss	(309,566)	(85,529)	650,216	(187,711)
Cash settlements on derivative financial instruments	(280,848)	17,386	(520,013)	322,629
Divestiture contract obligation, including accretion, net of gain	11,873	13,245	20,340	499,934
Allowance for bad debts	200	—	200	400
Amortization of deferred issuance costs and other	2,094	1,896	8,347	6,919
Deferred and stock-based compensation	(9,590)	10,172	110,356	48,552
Loss (gain) on sale of assets and other	23	1,652	(701)	(110,791)
Loss (gain) on early extinguishment of debt	—	25	98	(14,068)

Changes in working capital:
Accounts receivable	(134,334)	(66,804)	(250,538)	24,539
Other current assets	2,434	6,796	(1,140)	1,010
Accounts payable	4,918	20,134	39,231	(32,686)
Accrued liabilities and other	28,912	33,781	(29,260)	(46,748)
Net changes in working capital	(98,070)	(6,093)	(241,707)	(53,885)
Net cash provided from operating activities	$317,659	$89,706	$792,948	$268,680

RECONCILIATION OF NET CASH PROVIDED FROM OPERATING ACTIVITIES, AS REPORTED, TO CASH FLOW FROM OPERATIONS BEFORE CHANGES IN WORKING CAPITAL, a non-GAAP measure
(Unaudited, in thousands)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2021	2020	2021	2020
Net cash provided from operating activities, as reported	$317,659	$89,706	$792,948	$268,680
Net changes in working capital	98,070	6,093	241,707	53,885
Exploration expense	6,717	8,188	22,048	30,487
Lawsuit settlements	510	579	8,885	2,251
Exit and termination costs – severance costs only	—	271	394	5,908
One-time midstream termination payment	—	—	—	28,500
Accrued transportation contract release	—	222	—	10,900
Non-cash compensation adjustment and other	1,096	2,474	4,155	4,403
Cash flow from operations before changes in working capital – non-GAAP measure	$424,052	$107,533	$1,070,137	$405,014

ADJUSTED WEIGHTED AVERAGE SHARES OUTSTANDING
(Unaudited, in thousands)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2021	2020	2021	2020
Basic:
Weighted average shares outstanding	249,794	246,320	249,400	247,050
Stock held by deferred compensation plan	(6,425)	(6,146)	(6,538)	(5,677)
Adjusted basic	243,369	240,174	242,862	241,373

Dilutive:
Weighted average shares outstanding	249,794	246,320	249,400	247,050
Dilutive stock options under treasury method	647	(34)	(86)	(5,677)
Adjusted dilutive	250,441	246,286	249,314	241,373

RANGE RESOURCES CORPORATION

RECONCILIATION OF NATURAL GAS, NGLs AND OIL SALES AND DERIVATIVE FAIR VALUE INCOME (LOSS) TO CALCULATED CASH REALIZED NATURAL GAS, NGLs AND OIL PRICES WITH AND WITHOUT THIRD PARTY TRANSPORTATION, GATHERING AND COMPRESSION FEES, a non-GAAP measure

(Unaudited, in thousands, except per unit data)
	Three Months Ended December 31,			Twelve Months Ended December 31,
	2021	2020	%	2021	2020	%
Natural gas, NGL and oil sales components:
Natural gas sales	$743,948	$264,646		$1,896,231	$943,740
NGL sales	340,653	161,569		1,135,826	578,454
Oil sales	55,919	18,591		182,970	85,519
Total oil and gas sales, as reported	$1,140,520	$444,806	156%	$3,215,027	$1,607,713	100%

Derivative fair value income (loss), as reported:	$309,566	$85,529		$(650,216)	$187,711
Cash settlements on derivative financial instruments – loss (gain):
Natural gas	282,434	(13,753)		415,228	(258,797)
NGLs	13,939	4,745		91,838	(11,288)
Crude Oil	13,975	(8,378)		42,447	(52,544)
Contingent consideration - divestiture	(29,500)	—		(29,500)	—
Total change in fair value related to commodity derivatives prior to settlement, a non-GAAP measure	$590,414	$68,143		$(130,203)	$(134,918)

Transportation, gathering, processing and compression components:
Natural gas	$175,828	$155,766		$661,990	$650,071
NGLs	144,920	100,986		511,568	437,474
Oil	37	(7)		911	945
Total transportation, gathering, processing and compression, as reported	$320,785	$256,745		$1,174,469	$1,088,490

Natural gas, NGL and oil sales, including cash-settled derivatives: (c)
Natural gas sales	$461,514	$278,399		$1,481,003	$1,202,537
NGL sales	326,714	156,824		1,043,988	589,742
Oil sales	41,944	26,969		140,523	138,063
Total	$830,172	$462,192	80%	$2,665,514	$1,930,342	38%

Production of oil and gas during the periods: (a)
Natural gas (mcf)	141,092,053	134,764,765	5%	541,021,442	574,529,290	-6%
NGL (bbl)	9,395,605	8,965,697	5%	36,372,862	37,491,546	-3%
Oil (bbl)	798,054	584,754	36%	3,044,026	2,829,495	8%
Gas equivalent (mcfe) (b)	202,254,009	192,067,471	5%	777,522,772	816,455,536	-5%

Production of oil and gas – average per day: (a)
Natural gas (mcf)	1,533,609	1,464,834	5%	1,482,251	1,569,752	-6%
NGL (bbl)	102,126	97,453	5%	99,652	102,436	-3%
Oil (bbl)	8,674	6,356	36%	8,340	7,731	8%
Gas equivalent (mcfe) (b)	2,198,413	2,087,690	5%	2,130,199	2,230,753	-5%

Average prices, excluding derivative settlements and before third party transportation costs:
Natural gas (mcf)	$5.27	$1.96	169%	$3.50	$1.64	113%
NGL (bbl)	$36.26	$18.02	101%	$31.23	$15.43	102%
Oil (bbl)	$70.07	$31.79	120%	$60.11	$30.22	99%
Gas equivalent (mcfe) (b)	$5.64	$2.32	143%	$4.13	$1.97	110%

Average prices, including derivative settlements before third party transportation costs: (c)
Natural gas (mcf)	$3.27	$2.07	58%	$2.74	$2.09	31%
NGL (bbl)	$34.77	$17.49	99%	$28.70	$15.73	82%
Oil (bbl)	$52.56	$46.12	14%	$46.16	$48.79	-5%
Gas equivalent (mcfe) (b)	$4.10	$2.41	71%	$3.43	$2.36	45%

Average prices, including derivative settlements and after third party transportation costs: (d)
Natural gas (mcf)	$2.02	$0.91	123%	$1.51	$0.96	57%
NGL (bbl)	$19.35	$6.23	211%	$14.64	$4.06	260%
Oil (bbl)	$52.51	$46.13	14%	$45.86	$48.46	-5%
Gas equivalent (mcfe) (b)	$2.52	$1.07	134%	$1.92	$1.03	86%

Transportation, gathering and compression expense per mcfe	$1.59	$1.34	19%	$1.51	$1.33	13%

(a) Represents volumes sold regardless of when produced.

(b) Oil and NGLs are converted at the rate of one barrel equals six mcfe based upon the approximate relative energy content of oil to natural gas, which is not necessarily indicative of the relationship of oil and natural gas prices.

(c) Excluding third party transportation, gathering and compression costs.

(d) Net of transportation, gathering, processing and compression costs.

RANGE RESOURCES CORPORATION

RECONCILIATION OF INCOME BEFORE INCOME TAXES AS REPORTED TO INCOME BEFORE INCOME TAXES EXCLUDING CERTAIN ITEMS, a non-GAAP measure
(Unaudited, in thousands, except per share data)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2021	2020	2021	2020

Income (loss) from operations before income taxes, as reported	$909,879	$42,626	$402,035	$(737,329)
Adjustment for certain special items:
Loss (gain) on sale of assets	23	1,652	(701)	(110,791)
Loss (gain) on ARO settlements	—	4	3	22
Change in fair value related to derivatives prior to settlement	(590,414)	(68,143)	130,203	134,918
Abandonment and impairment of unproved properties	—	2,730	7,206	19,334
Loss (gain) on early extinguishment of debt	—	25	98	(14,068)
Impairment of proved property and other assets	—	—	—	78,955
Lawsuit settlements	510	579	8,885	2,251
Exit and termination costs	12,104	13,739	21,661	545,244
Exit and termination costs – non-cash stock-based compensation	—	145	—	2,165
Brokered natural gas and marketing – non-cash stock-based compensation	455	511	1,794	1,416
Direct operating – non-cash stock-based compensation	324	268	1,310	1,078
Exploration expenses – non-cash stock-based compensation	391	388	1,507	1,279
General & administrative – non-cash stock-based compensation	11,041	8,834	39,673	32,905
Deferred compensation plan – non-cash adjustment	(21,200)	2,254	68,351	12,541

Income (loss) before income taxes, as adjusted	323,113	5,612	682,025	(30,080)

Income tax expense (benefit), as adjusted
Current	763	(157)	7,984	(523)
Deferred (a)	80,778	1,403	170,506	(7,520)
Net income (loss) excluding certain items, a non-GAAP measure	$241,572	$4,366	$503,535	$(22,037)

Non-GAAP income (loss) per common share
Basic	$0.99	$0.02	$2.07	$(0.09)
Diluted	$0.96	$0.02	$2.02	$(0.09)

Non-GAAP diluted shares outstanding, if dilutive	250,441	246,286	249,314	241,373

(a) Deferred taxes are estimated to be approximately 25% for 2021 and 2020.

RANGE RESOURCES CORPORATION

RECONCILIATION OF NET INCOME (LOSS), EXCLUDING CERTAIN ITEMS AND ADJUSTED EARNINGS PER SHARE, non-GAAP measures
(In thousands, except per share data)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2021	2020	2021	2020

Net income (loss), as reported	$891,366	$38,401	$411,778	$(711,777)
Adjustment for certain special items:
Loss (gain) on sale of assets	23	1,652	(701)	(110,791)
Loss (gain) on ARO settlements	—	4	3	22
Loss (gain) on early extinguishment of debt	—	25	98	(14,068)
Change in fair value related to derivatives prior to settlement	(590,414)	(68,143)	130,203	134,918
Impairment of proved property	—	—	—	78,955
Abandonment and impairment of unproved properties	—	2,730	7,206	19,334
Lawsuit settlements	510	579	8,885	2,251
Exit and termination costs	12,104	13,739	21,661	545,244
Non-cash stock-based compensation	12,211	10,146	44,284	38,843
Deferred compensation plan	(21,200)	2,254	68,351	12,541
Tax Impact	(63,028)	2,979	(188,233)	(17,509)

Net income (loss) excluding certain items, a non-GAAP measure	$241,572	$4,366	$503,535	$(22,037)

Net income (loss) per diluted share, as reported	$3.47	$0.15	$1.61	$(2.95)
Adjustment for certain special items per diluted share:
Loss (gain) on sale of assets	0.00	0.01	(0.00)	(0.46)
Loss (gain) on ARO settlements	—	0.00	0.00	0.00
Loss (gain) on early extinguishment of debt	—	0.00	0.00	(0.06)
Change in fair value related to derivatives prior to settlement	(2.36)	(0.28)	0.52	0.56
Impairment of proved property and other assets	—	—	—	0.33
Abandonment and impairment of unproved properties	—	0.01	0.03	0.08
Lawsuit settlements	0.00	0.00	0.04	0.01
Exit and termination costs	0.05	0.06	0.09	2.26
Non-cash stock-based compensation	0.05	0.04	0.18	0.16
Deferred compensation plan	(0.08)	0.01	0.27	0.05
Adjustment for rounding differences	—	—	—	—
Tax Impact	(0.25)	0.01	(0.76)	(0.07)
Dilutive impact of participating securities (rabbi trust)	0.08	—	0.04	—

Net income (loss) per diluted share, excluding certain items, a non- GAAP measure	$0.96	$0.01	$2.02	$(0.09)

Adjusted earnings per share, a non-GAAP measure:
Basic	$0.99	$0.01	$2.07	$(0.09)
Diluted	$0.96	$0.01	$2.02	$(0.09)

RANGE RESOURCES CORPORATION

RECONCILIATION OF CASH MARGIN PER MCFE, a non- GAAP measure
(Unaudited, in thousands, except per unit data)
	Three Months Ended December 31,		Twelve Months Ended December 31,
	2021	2020	2021	2020

Revenues
Natural gas, NGL and oil sales, as reported	$1,140,520	$444,806	$3,215,027	$1,607,713
Derivative fair value income (loss), as reported	309,566	85,529	(650,216)	187,711
Less non-cash fair value (gain) loss	(590,414)	(68,143)	130,203	134,918
Brokered natural gas and marketing and other, as reported	116,744	68,551	365,412	173,273
Less ARO settlement and other (gains) losses	(52)	(780)	(1,383)	(1,651)
Cash revenue applicable to production	976,364	529,963	3,059,043	2,101,964

Expenses
Direct operating, as reported	17,634	16,213	75,287	92,157
Less direct operating stock-based compensation	(324)	(268)	(1,310)	(1,078)
Transportation, gathering and compression, as reported	320,785	256,742	1,174,469	1,088,490
Production and ad valorem taxes, as reported	9,138	3,935	29,317	24,617
Brokered natural gas and marketing, as reported	120,111	69,564	367,288	188,316
Less brokered natural gas and marketing stock-based compensation	(455)	(511)	(1,794)	(1,416)
General and administrative, as reported	42,459	40,720	169,766	159,415
Less G&A stock-based compensation	(11,041)	(8,834)	(39,673)	(32,905)
Less lawsuit settlements	(510)	(579)	(8,885)	(2,251)
Interest expense, as reported	56,362	48,526	227,336	192,667
Less amortization of deferred financing costs	(2,358)	(2,137)	(9,293)	(8,466)
Cash expenses	551,801	423,371	1,982,508	1,699,546

Cash margin, a non-GAAP measure	$424,563	$106,592	$1,076,535	$402,418

Mmcfe produced during period	202,254	192,067	777,523	816,456

Cash margin per mcfe	$2.10	$0.55	$1.38	$0.49

RECONCILIATION OF INCOME (LOSS) BEFORE INCOME TAXES TO CASH MARGIN
(Unaudited, in thousands, except per unit data)
	Three Months Ended December 31,		Twelve Months Ended December 31,
	2021	2020	2021	2020

Income (loss) before income taxes, as reported	$909,879	$42,626	$402,035	$(737,329)
Adjustments to reconcile income (loss) before income taxes to cash margin:
ARO settlements and other gains	(52)	(780)	(1,383)	(1,651)
Derivative fair value (income) loss	(309,566)	(85,529)	650,216	(187,711)
Net cash (payments) receipts on derivative settlements	(280,848)	17,386	(520,013)	322,629
Exploration expense	6,717	9,076	22,048	31,375
Lawsuit settlements	510	579	8,885	2,251
Exit and termination costs	12,104	13,739	21,661	545,244
Deferred compensation plan	(21,200)	2,254	68,351	12,541
Stock-based compensation (direct operating, brokered natural gas and marketing, general and administrative and termination costs)	12,211	10,146	44,284	38,843
Interest – amortization of deferred financing costs	2,358	2,137	9,293	8,466
Depletion, depreciation and amortization	92,427	90,551	364,555	394,330
Loss (gain) loss on sale of assets	23	1,652	(701)	(110,791)
Loss (gain) on early extinguishment of debt	—	25	98	(14,068)
Impairment of proved property	—	—	—	78,955
Abandonment and impairment of unproved properties	—	2,730	7,206	19,334
Cash margin, a non-GAAP measure	$424,563	$106,592	$1,076,535	$402,418